                                                      Dated as of March 31, 1998


                                 WAIVER AND AMENDMENT

Principal Life Insurance Company, f/k/a
     Principal Mutual Life Insurance Company
Northern Life Insurance Company
Modern Woodmen of America
Royal Neighbors of America
ReliaStar Life Insurance Company of New York
ReliaStar United Services Life Insurance Company

Ladies and Gentlemen:

     Reference is made to (i) the Note Agreement dated as of December 2, 1994 (as amended by that certain Letter Amendment dated as of February 15, 1996, that certain Letter Amendment dated as of December 30, 1996, that certain Waiver and Amendment dated as of March 31, 1997, and that certain Waiver and Amendment dated as of December 31, 1997, the "1994 Agreement") among Principal Mutual Life Insurance Company, n/k/a Principal Life Insurance Company ("Principal"), Northern Life Insurance Company ("Northern"), Modern Woodmen of America ("MWA") and Royal Neighbors of America ("RNA", and together with Principal, Northern and MWA, collectively the "1994 Purchasers") and The Rottlund Company, Inc., a Minnesota corporation (the "Company"), pursuant to which the 1994 Purchasers purchased promissory notes of the Company in the aggregate original principal amount of $25,000,000 (collectively, the "1994 Notes") and (ii) the Note Agreement dated as of February 15, 1996 (as amended by that certain Letter Amendment dated as of December 30, 1996, that certain Waiver and Amendment dated as of March 31, 1997, and that certain Waiver and Amendment dated as of December 31, 1997, the "1996 Agreement", and together with the 1994 Agreement, collectively the "Agreements" and each individually an "Agreement") among Principal, Bankers Security Life Insurance Society, n/k/a ReliaStar Life Insurance Company of New York ("Bankers") and United Services Life Insurance Company, n/k/a ReliaStar United Services Life Insurance Company ("United", and together with Principal and Bankers, collectively the "1996 Purchasers", and, together with the 1994 Purchasers, collectively the "Purchasers"), pursuant to which the 1996 Purchasers purchased promissory notes of the Company in the aggregate original principal amount of $10,000,000 (collectively, the "1996 Notes", and together with the 1994 Notes, collectively the "Notes" and each individually a "Note"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in each Agreement.

     Reference is further made to the Waiver and Amendment dated as of March 31, 1997 (the "March 1997 Amendment") among the Purchasers and the Company pursuant to which, among other things, the Company agreed that, under certain circumstances, the 1994 Notes would bear interest at a rate of 12.61% per annum and the 1996 Notes would bear interest at the rate of 9.92% per annum (such interest rate with respect to each Note being herein referred to as the "Amended Interest Rate" for such Note). The Company acknowledges that each Note currently bears interest at the Amended Interest Rate applicable to such Note, and that the references to "12.11%" and "14.11%" in the second paragraph of Section 1.1 of the 1994 Agreement and in the 1994 Notes are currently deemed to be "12.61%" and "14.61%", respectively, and the references to "9.42%" and "11.42%" in the second paragraph of Section 1.1 of the 1996 Agreement and in the 1996 Notes are currently deemed to be "9.92" and "11.92%", respectively.

                                    WAIVER

          The Company has advised the Purchasers that the Company is at present in default under Section 5.16 of each of the Agreements, which defaults the Company hereby acknowledges. The Company hereby requests that the Purchasers waive such defaults. The Purchasers each hereby waive the defaults existing as of the date hereof under Section 5.16 of each of the Agreements, and each Event of

Default arising directly therefrom. The foregoing waiver shall not extend to any obligation of the Company not expressly so waived or impair any right of the Purchasers consequent thereon.

                                  AMENDMENTS

          The parties have, in addition, agreed to amend certain other provisions in each of the Agreements as follows:

1 The parties have agreed that in addition to each of the required monthly prepayments of the Notes currently required by Section
          2.1 of each of the Agreements, the Company shall, commencing with the required monthly prepayment payable August 1, 1998 and continuing with each such required monthly prepayment until payment in full of the Notes, prepay the principal amount of the Notes in an additional aggregate amount of $100,000 with each such required monthly prepayment, such additional prepayment amount to be applied pro rata to all Notes outstanding under both Agreements. To facilitate the payment of such additional required monthly prepayment together with the payment of the required monthly prepayments currently required by Section 2.1 of each of the Agreements, a revised amortization schedule for each Agreement, attached as Exhibits A and B hereto, has been prepared, based on the aggregate oustanding principal amount of the 1994 Notes or the 1996 Notes, as the case may be, following receipt of the required monthly prepayments currently required by
          Section 2.1 of each of the Agreements through and including July 1, 1998. The parties agree that Exhibits A and B hereto are subject to review for accuracy and verification by the Consultant (as hereinafter defined) and to conversion by the Consultant for consistency to a format indicating amounts expressed therein as per $1,000,000 of original principal (as is the case with the original amortization schedule attached as Schedule III to each of the Agreements). The parties further agree that following such review, verification, and conversion, new Exhibits A and B hereto shall be forwarded to each Purchaser and to the Company and thereby be deemed adopted in substitution for the Exhibits A and B attached hereto. In addition, to further facilitate the foregoing arrangements, Section 2.1 of each of the Agreements is hereby amended and restated in its entirety as follows:

               2.1  REQUIRED MONTHLY PREPAYMENT.  The Company agrees that on the first day of each month, on the dates indicated on the Revised Amortization Schedule, it will prepay the principal indebtedness evidenced by the Notes in the amount specified for such date in the Revised Amortization Schedule, subject to adjustment as provided in Sections 2.2, 2.4. 2.5 and 2.7 hereof. No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1. For purposes of this Section 2.1, any prepayment shall be applied pro rata to all Notes then outstanding, and any prepayment of less than all of the outstanding principal amount of the Notes pursuant to Sections 2.2, 2.4, 2.5 or 2.7 hereof shall be deemed to be applied to the amount of scheduled principal prepayments in inverse order of their maturity.

1 Each of the Agreements is hereby amended to add thereto the following new Section 2.7:

               1.1  OTHER REQUIRED PREPAYMENTS.  In the event the Company shall propose to make a payment to effect a permanent reduction in the Bank Indebtedness or a reduction of the aggregate principal amount of loans, advances and other financial accommodations available to the Company under the Bank Indebtedness Documents, or in the event the Company shall propose to permit or suffer to occur a set off in payment or satisfaction of the Bank Indebtedness or any portion thereof, the Company shall, on the date of such payment or set off, effect a prepayment of the principal amount of the Notes then outstanding, such prepayment to be in an aggregate amount equal to such outstanding principal amount of the Notes multiplied by a fraction, the numerator of which shall be the amount of the payment or set off to be made with respect to the Bank Indebtedness and the denominator of which shall be the principal amount of the Bank Indebtedness outstanding immediately prior to the payment or set off, together with accrued interest on the principal amount to be so prepaid to the date of such prepayment, and the Make-Whole Premium, if any. Contemporaneously with such prepayment, the Company shall provide each Holder written notice by facsimile transmission stating whether any Make-Whole Premium is payable in connection with such prepayment, and containing a reasonably detailed computation of any such Make-Whole Premium or the basis for determining that no such Make-Whole
                      Premium is payable.

1 Section 5.4 of each of the Agreements is hereby amended by adding the following new sentence as the second sentence thereof:

                      So long as the Notes bear interest at the Amended Interest Rate, neither the Company nor any Subsidiary will engage in business in any location or area other than a location or area in the States of Florida, Indiana, Iowa, Minnesota or New Jersey.

1 Section 5.5 of each of the Agreements is amended and restated in its entirety as follows:

                    1.1  CONSOLIDATED TANGIBLE NET WORTH.  The Company shall
                      at all times maintain Consolidated Tangible Net Worth in the amount not less than (i) the sum of $24,750,000 PLUS 70% of the positive Consolidated Net Income, if any, for each Fiscal Quarter commencing on or after April 1, 1997, LESS (ii) the aggregate amount of net losses, net of applicable tax effect, realized in any sales of real property referred to in and permitted by Section 5.9(e) hereof, but only to the extent such net losses do not exceed $1,000,000 in the aggregate.

1 The proviso at the end of Section 5.6 of each of the Agreements is hereby amended by adding the following new sentences at the end thereof:

                      For purposes of determining whether the Company and its Subsidiaries are in compliance with the foregoing clause (i), with respect to determining the amount of Consolidated Current Debt as of the last day of any Fiscal Quarter, the aggregate amount of Bank Indebtedness outstanding on the first Business Day of the next Fiscal Quarter shall be deemed the aggregate amount of Bank Indebtedness outstanding as of the last day of such preceding Fiscal Quarter. The Company shall provide such documentation as any Holder may reasonably request confirming the amount of Bank Indebtedness which, in accordance with the foregoing sentence, is deemed to be outstanding as of the last day of any Fiscal Quarter.

1 Section 5.9 of each of the Agreements is hereby amended (i) by deleting the word "and" at the end of subsection (c), (ii) by adding the word "and" at the end of subsection (d), and (iii) by adding thereto the following new subsection (e):

                    a the Company may sell all or any portion of the real property it owns in Inver Grove Heights, Minnesota, which real property is described in
                         Schedule V hereto and which the Company refers to as "Arbor Pointe", for a purchase price of not less than the appraised value of the portion proposed to be sold, such purchase price to be payable in connection with a sale consummated pursuant to and in accordance with the terms of that certain Purchase Agreement dated as of April 1, 1998 between the Company as the seller and Ryan Companies US, Inc. as the purchaser.

1

          Section 5.13(i) of each of the Agreements is hereby amended and restated in its entirety as follows:

                    i LEVERAGE RATIO CERTIFICATES. As soon as available and in any event within 15 days after the close of any Fiscal Quarter, a Leverage Ratio Certificate, correctly setting forth whether the Company and the Subsidiary have met each of the Rate
                         Adjustment Financial Tests and setting forth computations (in sufficient detail) required to establish whether the Rate Adjustment Financial
                         Tests have been so met, all in reasonable detail and certified as complete and correct by a financial officer of the Company;

     1 Section 5.13 of each of the Agreements is hereby amended (i) by changing the lettering of subsection (j) to (k), and (ii) by adding thereto the following new subsection (j):

               a MEETINGS WITH HOLDERS. So long as the Notes bear interest at the Amended Interest Rate, the Company, at such times as any Holder may reasonably request (but no more frequently than once each Fiscal Quarter with respect to such Holder), will at its expense arrange for a meeting of a representative of such Holder with David Rotter, Bernard Rotter and such other members of the Company's senior management as such Holder may reasonably request to discuss the finances and affairs of the Company and its Subsidiaries. This covenant is in addition to, and not in substitution for, other covenants in the Sections 5.13 with respect to the provision by the Company of information, visits and inspections, and other similar matters.

     1 Section 5.16 of each of the Agreements is hereby amended and restated in its entirety as follows:

               5.16 FIXED CHARGES.  The Company shall maintain, as of the close of each month, Net Income Available for Fixed Charges for the immediately preceding twelve-month period of at least the following percentages of Fixed Charges for such twelve-month period:

          75% as of the close of each month on and prior to June 30, 1998;

                    100% as of the close of each month on or prior to September 30, 1998;

                    150% as of the close of each month on and prior to December 31, 1998; and

                    200% as of the close of each month thereafter.

     1 Section 5.19 of each of the Agreements is hereby amended and restated in its entirety as follows:

                    5.19 BANK INDEBTEDNESS DOCUMENTS. In addition to the
                         financial covenants set forth in this Agreement, the financial covenants set forth in the Bank Indebtedness Documents (the "Incorporated Covenants") are incorporated by reference into this Agreement as if stated herein in full, together with all defined terms used therein, PROVIDED, however, that (i) such Incorporated Covenants, as incorporated herein, shall run in favor of the Holders, rather than to the parties set forth in the Bank Indebtedness Documents, and
                         (ii) any amendments to, waivers as to, or expiration or cancellation of (by cancellation, amendment or termination of the Bank Indebtedness Documents or otherwise) such Incorporated Covenants and defined terms used therein shall be deemed to amend, waive compliance with, or terminate, as the case may be, such Incorporated Covenants, as incorporated herein, only if approved or consented to by the Holders; and PROVIDED FURTHER that if the Bank Indebtedness Documents are (i) amended to add additional covenants or modify existing covenants providing greater protection under the Bank Indebtedness Documents, or (ii) renewed or replaced by financing on terms that contain covenants affording protection to the Holders substantially equivalent to, or greater than, the protection provided by the Incorporated Covenants, such new or amended covenants shall be deemed incorporated herein as Incorporated Covenants. So long as the Notes bear interest at the Amended Interest Rate, the Company shall not pay any additional consideration (including, without limitation, any increase in interest rate or increase or imposition of any fee) under the Bank Indebtedness Documents in respect of any financial accommodation required to be made by any lender thereunder without making a proportionate payment to the Holders based upon the relative principal amounts of the Notes then outstanding (provided, however, that no such payment shall be required to be made to the Holders with respect to any fee payable in connection with the amendment, contemporaneously with the execution and delivery of the March 1998 Amendment, of the Existing Credit Agreement). In addition, if the Company shall renew, extend, substitute, refinance or replace any Bank Indebtedness or if the Company shall modify any term or condition of any Bank Indebtedness
                      Documents, the Company shall give written notice thereof, together with copies of the Bank Indebtedness Documents relevant thereto, to all Holders promptly, but in any event within five days of the date on which such renewal, extension, substitution, refinancing, replacement or modification is effected.

     1 Section 5.20 of each of the Agreements is hereby amended and restated in its entirety as follows:

               A. GUARANTIES. In addition to causing the existing Subsidiaries to execute and deliver the Guaranty, the Company (i) will promptly secure the execution and delivery of a guaranty substantially in the form of the Guaranty from each Subsidiary as may hereafter be formed and organized, and (ii) will not permit the Bank Indebtedness to be guaranteed by any other person or entity unless the obligations of the Company under the Notes and this Agreement shall be guaranteed by such person or entity on substantially the same terms and conditions.

     1 Section 6.1 of each of the Agreements is hereby amended (i) by changing the reference to "5.19" in the third line thereof to "5.20", and (ii) by changing the parenthetical statement "(individually or in the aggregate, and including without limitation the Existing Bank Indebtedness)" to "(individually or in the aggregate, and including without limitation the Bank Indebtedness)."

     1 The definition of "Make-Whole Premium" in Section 8.1 of each of the Agreements is hereby amended and restated as follows:

               "Make-Whole Premium" shall mean, with respect to a prepayment of the Notes prior to maturity or an acceleration of the maturity thereof, the excess, if any, of (i) the Calculated Amount (as hereinafter defined), over (ii) the principal amount of the Notes to be prepaid or accelerated (the "Prepaid Principal"). In no event shall the Make-Whole Premium be less than zero. For purposes hereof, the "Calculated Amount" shall mean an amount determined by (1) calculating, as of the date of determination, the present value of all payments of principal and interest, as scheduled on the Original Amortization Schedule and reflecting the Original Interest Rate, which would have been avoided by any such prepayment or acceleration if payments had theretofore been made in accordance with the Original Amortization Schedule and reflecting the Original Interest Rate (such payments, the present value of which are being determined, being herein referred to as the "Pro Forma Payments"), such present value to be determined by discounting the Pro Forma Payments from the scheduled payment date to the date of the prepayment or acceleration at a rate equal to the Formula Yield (such present value being herein referred to as the "Pro Forma Present Value Amount"), (2) calculating, as of the date of determination, the aggregate amount of principal payments included in such Pro Forma Payments (such amount being herein referred to as the "Pro Forma Principal Amount"), (3) dividing the Pro Forma Present Value Amount by the Pro Forma Principal Amount, rounding the resulting number to five decimal places (such resulting number being herein referred to as the "Price"), and (4) multiplying the amount of Prepaid Principal by the Price.

     1 Section 8.1 of each of the Agreements is hereby amended by adding thereto the following new definitions:

               "Amended Interest Rate" with respect to any Note shall mean the Amended Interest Rate with respect to such Note as defined in the March 1998 Amendment.

               "Bank Indebtedness" shall mean the Existing Bank
               Indebtedness and any renewal, extension, substitution, refinancing, or replacement thereof.

               "Bank Indebtedness Documents" shall mean all documents governing Bank Indebtedness and all other instruments and documents related thereto given to secure or evidence the Bank Indebtedness or otherwise executed in connection therewith, including without limitation the Existing Bank Indebtedness Documents.

               "March 1998 Amendment" shall mean that certain Waiver and Amendment dated as of March 31, 1998, by and among the Company and the Purchasers.

               "Original Amortization Schedule" shall mean the original amortization schedule attached to this Agreement as Schedule III.

               "Original Interest Rate" with respect to any Note shall mean the Original Interest Rate with respect to such Note as defined in the March 1998 Amendment.

               "Rate Adjustment Financial Tests" shall mean the Rate Adjustment Financial Tests as defined in the March 1998 Amendment.

               "Revised Amortization Schedule" shall mean the revised amortization schedule attached to this Agreement as Schedule IV.

     1 Exhibit A hereto is hereby adopted as "Schedule IV" to the 1994 Agreement, and Exhibit B hereto is hereby adopted as "Schedule IV" to the 1996 Agreement. Exhibit C hereto is hereby adopted as "Schedule V" to each of the Agreements.


                               OTHER AGREEMENTS

As an inducement to and in consideration of the agreement by the Purchasers to waive the existing defaults under and to amend certain provisions of the Agreements as set forth herein, the Company hereby agrees with the Purchasers as follows:

     INTEREST RATES. Notwithstanding anything in the Agreements, the Notes, or the March 1997 Amendment to the contrary:

          i if as of the close of any Fiscal Quarter commencing on or after April 1, 1998 the Company and its Subsidiaries shall fail to meet any of the financial tests set forth in
               Schedule I hereto (collectively, the "Rate Adjustment Financial Tests") as disclosed in the Leverage Ratio Certificate referred to in Section 5.13(i) of each of the Agreements (each a "Leverage Ratio Certificate") for such Fiscal Quarter, or if the Company fails to deliver the Leverage Ratio Certificate for such Fiscal Quarter to the Holders in accordance with Section 5.13(i) of each of the Agreements (and, in such event, in addition to any other rights the Holders may exercise under Section 6 of each Agreement), then, effective as of the first day of and during the Fiscal Quarter immediately following the Fiscal Quarter to which the Leverage Ratio Certificate applies (where the Company delivers such Leverage Ratio Certificate) or would apply (where the Company fails to do so), as the case may be, each Note shall bear interest at the Amended Interest Rate for such Note, and, in connection therewith, the references to "12.11%" and "14.11%" in the second paragraph of Section 1.1 of the 1994 Agreement and in the 1994 Notes shall accordingly be deemed to be "12.61% and "14.61%", respectively, and the references to "9.42%" and "11.42%" in the second paragraph of Section 1.1 of the 1996 Agreement and in the 1996 Notes shall accordingly be deemed to be "9.92%" and "11.92%," respectively; and

          i if as of the close of any Fiscal Quarter commencing on or after April 1, 1998, the Company and its Subsidiaries shall meet each of the Rate Adjustment Financial Tests as disclosed in the Leverage Ratio Certificate for such Fiscal Quarter, and if no Default or Event of Default then exists under the Agreement, then effective as of the first day of and during the Fiscal Quarter immediately following the Fiscal Quarter to which the Leverage Ratio Certificate applies, the 1994 Notes shall bear interest at the rate of 12.11% per annum, and the 1996 Notes shall bear interest at the rate of 9.42% per annum (such interest rate with respect to each Note being herein referred to as the "Original Interest Rate" for such Note), and, in connection therewith, the references to "12.11% and "14.11%" in the second paragraph of Section 1.1 of the 1994 Agreement and in the 1994 Notes and the references to "9.42%" and "11.42%" in the second paragraph of Section 1.1 of the 1996 Agreement and in the 1996 Notes shall be deemed unchanged.

In connection therewith, the Company hereby confirms and agrees that the amount of each combined installment of principal and interest payable on the Notes has been (and, following any change in interest rates in accordance with the foregoing provisions, shall be) adjusted to reflect the foregoing arrangements, but the portion of each such combined installment allocable to principal shall remain unchanged, and that default in the payment of interest, as calculated in accordance with the foregoing arrangements, shall constitute an Event of Default under Section 6.1 of each of the Agreements. The Company further agrees to execute, at the request of the Holders or any of them, addenda to the Notes evidencing the foregoing arrangements.

     CONSULTANT REVIEW. The Company acknowledges that the Purchasers intend to retain a consultant (the "Consultant") to conduct an operational and management review and to review the Company's budget for the Fiscal Year ending March 31, 1999, as well as pro forma financial statements and projections prepared by the Company for the Fiscal Year ending March 31 of each 1999, 2000 and 2001 (the "Review"), such Review to be conducted solely for the benefit and at the sole discretion of the Purchasers. The Purchasers shall choose and retain such Consultant, subject to such Consultant being reasonably acceptable to the Company (provided, however, that (i) unless the Purchasers shall have received notice from the Company of its rejection of such Consultant within five Business Days of the Company's receipt of notice of the intention of the Purchasers to retain such Consultant, such Consultant shall be deemed acceptable to the Company, and (ii) if the Company shall reject the Consultant initially so chosen by the Purchasers, the Purchasers shall have the right, in their sole discretion and without submitting such choice to the Company for approval, to choose and retain another Consultant).
 The Company shall pay any retainer required by such Consultant contemporaneously with the retention of such Consultant. The Company shall pay promptly, and in any event within 30 days of receipt of an invoice therefor or upon demand, all reasonable costs and expenses, not to exceed $50,000 in the aggregate, incurred or expended by the Purchasers with respect to the retention of and the services provided by such Consultant (it being understood and agreed, however, that such $50,000 limitation shall neither apply to nor affect the Company's obligation to so pay additional costs and expenses so incurred as a result of the Company's failure to cooperate with such Consultant as contemplated by this provision, the Company's failure to provide promptly any information reasonably requested by such Consultant, or the failure of such Consultant to complete its inquiries in one visit to the Company by the Consultant's representatives). The Company shall cooperate with such Consultant in connection with the Review, and, without limiting the generality of the foregoing, shall make its management available for consultations with such Consultant and allow such Consultant free access to the Company's books and records, in each case at any reasonable time during
regular business hours.   The Purchasers shall make available to the Company
a report, to be prepared by the Consultant, of the results of the Review.

     AMENDMENT FEE. The Company shall pay to the Purchasers an amendment fee in the aggregate amount of $226,020.00 (the "Amendment Fee") payable in six equal monthly installments of $37,670.00 each on the first day of each month commencing August 1, 1998 through and including January 1, 1999. Each such installment of such Amendment Fee shall be paid to the Purchasers pro rata in accordance with the respective unpaid principal amounts of the Notes they hold. Any default in the payment of any such installment of the Amendment Fee shall constitute an Event of Default under Section 6.1 of each of the Agreements.

     EXPENSES. The Company hereby confirms its obligations under Section 9.6 of each of the Agreements to pay promptly, and in any event within 30 days of receipt of an invoice therefor or upon demand, all out-of-pocket expenses of the Holders in connection with this Waiver and Amendment and the matters covered hereby (including, without limitation, the reasonable fees and expenses of counsel to the Holders and travel expenses of representatives of the Holders incurred in connection with the negotiation of this Waiver and Amendment).

     SURVIVAL OF OBLIGATIONS, ETC.. The obligations of the Company to make the payments contemplated by the foregoing provisions shall survive payment of the Notes and the termination of the Agreements. In addition to any payment default specifically referred to in the foregoing provisions, any default by the Company in the performance or observance or breach by the Company of any of the foregoing provisions shall constitute an Event of Default under Section 6.1 of each of the Agreements.

                       REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Purchasers that (i) except as disclosed herein, no Default or Event of Default has occurred and is continuing, (ii) this Waiver and Amendment has been duly authorized, executed and delivered by the Company and each of this Waiver and Amendment and each Agreement, as amended by this Waiver and Amendment, constitutes a legal, valid and binding obligation of the Company, and (iii) there is no provision in the Articles of Incorporation of the Company or in its bylaws or in any indenture, contract or agreement to which the Company is a party or by which it is bound nor any provision of law or any order of any court or governmental authority which prohibits the execution and delivery by the Company of this Waiver and Amendment, the performance or observance by the Company of the terms and conditions of this Waiver and Amendment, or the performance or observance by the Company of the terms and conditions of the Agreements, as modified by the amendments set forth in this Waiver and Amendment. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery hereof. It shall be deemed to be an Event of Default under each Agreement if any of such representations or warranties proves to be false in any material respect as of the date hereof.

                                 MISCELLANEOUS

     Except as specifically amended hereby, all terms and conditions of each of the Agreements shall remain in full force and effect. This Waiver and Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which constitute but one agreement. This Waiver and Amendment shall be governed by and enforced in accordance with Minnesota law.

     If you are in agreement with the foregoing, please so indicate by executing the form of acknowledgment set forth below, whereupon this Waiver and Amendment shall become a binding agreement among you and the Company.

                                  Very truly yours

                                  THE ROTTLUND COMPANY, INC.


                                  By
                                     -----------------------------------------
                                   Its
                                      ----------------------------------------

Agreed to as of the date first above written.

As to the 1994 Agreement and the 1996 Agreement:

PRINCIPAL LIFE INSURANCE COMPANY


By
   --------------------------------
  Its
      -----------------------------

And
   --------------------------------
   Its
      -----------------------------


As to the 1994 Agreement:

NORTHERN LIFE INSURANCE COMPANY


By
  ---------------------------------
  Its
     ------------------------------

MODERN WOODMEN OF AMERICA

By
  ---------------------------------
  Its
     ------------------------------

And
   --------------------------------
   Its
      -----------------------------

ROYAL NEIGHBORS OF AMERICA

By
  ---------------------------------
  Its
     ------------------------------

And
   --------------------------------
   Its
       ----------------------------

As to the 1996 Agreement:

RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK, successor by merger to
ReliaStar Bankers Life Insurance Company, f/k/a Bankers Security Life Insurance Society


By
  ---------------------------------
  Its
     ------------------------------


RELIASTAR UNITED SERVICES
LIFE INSURANCE COMPANY

By
   --------------------------------
  Its
     ------------------------------

                                ACKNOWLEDGMENT

     Each of the undersigned, as a guarantor under the Guaranty (as defined in each of the Agreements), hereby acknowledges all modifications, amendments and waivers of provisions of the Agreements set forth in the foregoing Waiver and Amendment, and confirms and agrees that such modifications, amendments and waivers do not discharge, affect, reduce or impair its liability under the Guaranty, including its liability thereunder for payment of the Notes and the performance of all covenants contained in the Agreements.

Each of the undersigned represents that all such modifications, amendments and waivers, together with the foregoing Waiver and Amendment, have been duly executed by a duly authorized officer of the Company, and are valid obligations of the Company legally binding upon the Company in accordance with their respective terms.

                         NORTH COAST MORTGAGE, INC.

                         By:
                             -----------------------------------
                             Lawrence B. Shapiro,
                                   Chief Financial Officer

                         ROTTLUND HOMES OF FLORIDA, INC.

                         By:
                             -----------------------------------
                             Lawrence B. Shapiro, Vice President

                         ROTTLUND HOMES OF INDIANA, INC.

                         By:
                             -----------------------------------
                             Lawrence B. Shapiro, Vice President

                         ROTTLUND HOMES OF INDIANA
                              LIMITED PARTNERSHIP
                         By Rottlund Homes of Indiana, Inc.,
                         Its General Partner,

                         By:
                             -----------------------------------
                             Lawrence B. Shapiro, Vice President

                         ROTTLUND HOMES OF IOWA, INC.

                         By:
                             -----------------------------------
                              Lawrence B. Shapiro,
                                   Chief Financial Officer

                         ROTTLAND HOMES OF NEW JERSEY, INC.

                         By:
                             -----------------------------------
                              Lawrence B. Shapiro,
                                   Executive Vice President

                                                                      SCHEDULE I

                        RATE ADJUSTMENT FINANCIAL TESTS


     CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth in an amount not less than $24,103,922 plus 70% of the positive Consolidated Net Income, if any, for each Fiscal Quarter commencing on or after January 1, 1996.

     LEVERAGE RATIO. Ratio of (i) the sum of Consolidated Current Debt and Consolidated Funded Debt to (ii) Consolidated Tangible Assets in excess of 62% on and prior to December 31, 1998 and 57% thereafter.

     FIXED CHARGES. Net Income Available for Fixed Charges for the immediately preceding twelve-month period of at least 200% of Fixed Charges for such twelve-month period.

                                                                       EXHIBIT A
                       SCHEDULE IV TO 1994 AGREEMENT

  (Amounts expressed are aggregate amounts with respect to all 1994 Notes outstanding)

                               [SEE ATTACHED]

                                                                       EXHIBIT B

                        SCHEDULE IV TO 1996 AGREEMENT

   (Amounts expressed are aggregate amounts with respect to all 1996 Notes outstanding)

                                [SEE ATTACHED]

                                                                       EXHIBIT C

                                 DESCRIPTIONS
                                      OF
                          ARBOR POINTE REAL PROPERTY

                               [SEE ATTACHED]